PROMISSORY NOTE

$150,000.00

Lindon, Utah
November 15, 2007

FOR VALUE RECEIVED, the undersigned hereby promises to pay to EAU TECHNOLOGIES, INC., a Delaware corporation, or order ("Payee"), the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), as follows:

1. The Note and Principal amount due shall be non-interest bearing up through November 15, 2008.

2. Thereafter, the Principal shall accrue interest at the rate of 10% simple interest per annum.

3. The entire balance of Principal and accrued interest shall be all due and payable on November 15, 2009.

All payments, if any, shall be credited first to the payment of accrued interest (if applicable) and then to outstanding principal, and interest shall thereupon cease on the principal so credited. This Note may be prepaid, in whole or in part, at any time without penalty. Principal and interest shall be payable in lawful money of the United States of America.

This Note shall be deemed to have been made under, and shall in all respects be governed by, the laws of the State of Utah. If any provision of this Note shall be invalid or unenforceable, the remaining provisions of this Note shall be given full force and effect. Failure of Payee to exercise any rights hereunder shall not constitute a waiver of said right or any other right hereunder. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of payment or at any subsequent time shall not constitute a waiver of Payee's right to collect the remaining balance of said payment. In the event any action is brought to enforce or interpret any of the terms and provisions of this Note, the "prevailing party" in such action shall be entitled to recover, as an element of costs of suit and not as damages, reasonable costs and expenses, including but not limited to taxable costs and attorneys' fees.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note.

PERFECT WATER & ESSENTIALS, LLC
a Nevada limited liability company

By: ______________________
Greg Mortensen, CEO